As filed with the Securities and Exchange Commission on August 12, 1999 Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            Cox Communications, Inc.
             (Exact name of registrant as specified in its charter)

              Delaware                                             58-2112281
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)


        1400 Lake Hearn Drive                                         30319
          Atlanta, Georgia                                         (Zip Code)
  (Address of Principal Executive Offices)


                            COX COMMUNICATIONS, INC.
                       STOCK OPTION PLAN FOR NON-EMPLOYEES
                              (Full title of plan)

                             DOW, LOHNES & ALBERTSON
                                     Counsel
                        1200 New Hampshire Avenue, N.W.,
                                   Suite 800.
                             Washington, D.C. 20036
                     (Name and address of agent for service)

                     Telephone number of agent for service:
                                 (202) 776-2000


                         CALCULATION OF REGISTRATION FEE

----------------------- --------------------- ----------------------- -------------------- ----------------------
                                                     Proposed              Proposed
                                                 maximum offering           maximum
  Title of security         Amount being            price per         aggregate offering         Amount of
   being registered        registered (*)           share (**)            price (**)         registration fee
----------------------- --------------------- ----------------------- -------------------- ----------------------
----------------------- --------------------- ----------------------- -------------------- ----------------------

       Class A
 Common Stock, $1.00
    Par Value Per
     Share.......            250,000               $34.75                  $8,687,500            $2,415.13
----------------------- --------------------- ----------------------- -------------------- ----------------------

(*) Plus an indeterminate number of additional shares which may be offered and issued in accordance with the Plan terms to prevent dilution from stock splits, stock dividends or similar transactions.


(**) Estimated solely for the purpose of calculating the registration fee. The proposed maximum aggregate offering price is based upon the average of the high and low price on August 9, 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     Cox Communications, Inc. (the "Company") hereby incorporates, or will be deemed to have incorporated, herein by reference the following documents:

     (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

     (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1998;

     (3) The description of the Company's Class A Common Stock contained in the Company's most recent Exchange Act registration statement, including any amendment thereto or report filed for the purpose of updating such description; and

     (4) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Reference is made to Section 102(b)(7) of the Delaware General
Corporation Law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or
(iv) for any transaction from which a director derived an improper personal benefit. The Company's Amended Certificate of Incorporation contains a provision which eliminates the liability of directors to the extent permitted by Section 102(b)(7) of the DGCL.

     Reference is made to Section 145 of the DGCL, which provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporations (a "derivative action")), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise. The Amended Certificate of Incorporation of the Company provides that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law and each director has signed an indemnification agreement to that effect.

                                    EXHIBITS

     The Exhibit Index is located on page 5 of this Registration Statement. The Exhibits are located on pages 6 through 14 of this Registration Statement.

                                  UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) that, for the purpose of determining any liability under the Securities Act, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia on the 11th day of August, 1999.

                                        COX COMMUNICATIONS, INC.


                                        By:  /s/ James O. Robbins
                                             -------------------------
                                             James O. Robbins
                                             President and
                                             Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          Signature                 Capacity                Date
          ----------                ----------             ------


                                   Director and                 August 11, 1999
/s/ James C. Kennedy                Chairman of the Board
-------------------------------
         James C. Kennedy

                                   Director, President and      August 11, 1999
/s/ James O. Robbins               Chief Executive Officer
-------------------------------
         James O. Robbins

                                   Executive Vice President,    August 11, 1999
/s/ Jimmy W. Hayes                 Finance & Administration &
-------------------------------    Chief Financial Officer
         Jimmy W. Hayes            (Principal Financial Officer)


/s/ David E. Easterly               Director                    August 11, 1999
-------------------------------
         David E. Easterly


/s/ Robert C. O'Leary               Director                    August 11, 1999
-------------------------------
        Robert C. O'Leary


                                    Senior Vice President,      August 11, 1999
/s/ John M. Dyer                    Mergers & Acquisitions
-------------------------------     and Chief Accounting Officer
        John M. Dyer                (Principal Accounting Officer)


                                  EXHIBIT INDEX


Exhibit No.                      Exhibit                                Page No.
------------                     --------                               --------


       4.1         Indenture dated as of June 27, 1995 between Cox
                   Communications, Inc. and The Bank of New York, as
                   Trustee, relating to the 6 3/8 % Notes due 2000, 6
                   1/2 % Notes due 2002, 6 7/8 Notes due 2005, 7 1/4 %
                   Debentures due 2015 and the 7 5/8% Debentures due
                   2025 of Cox Communications, Inc. (Incorporated by
                   reference to Exhibit 4.1 to the Company's
                   Registration Statement on Form S-1, File No.
                   33-99116, filed with the Commission on November 8,
                   1995

        5          Opinion of Dow, Lohnes & Albertson                      6

      23(i)        Consent of Deloitte & Touche LLP                        8

     23(ii)        Consent of Deloitte & Touche LLP                        9

     23(iii)       Consent of Dow, Lohnes & Albertson                      6
                   (contained in their opinion in Exhibit 5)

                                      -5-